UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2020

FIRST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 0-16759

Indiana		35-1546989
(State or other jurisdiction		(I.R.S. Employer
incorporation or organization)		Identification No.)

One First Financial Plaza, Terre Haute, IN		47807
(Address of principal executive office)		(Zip Code)

(812)	238-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.125 per share	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2020, the size of the Board of Directors of First Financial Corporation (the “Corporation”) was increased from 10 directors to 15 directors and the following individuals were appointed, effective immediately, to serve as directors for the terms set forth next to their names (collectively, the “Appointed Directors”):

James O. McDonald	-	Term of 1year expiring in 2021;
Michael A. Carty	-	Term of 2 years expiring in 2022;
Richard J. Shagley	-	Term of 3 years expiring in 2023;
Norman D. Lowery	-	Term of 3 years expiring in 2023; and
Mark Blade	-	Term of 3 years expiring in 2023.

Each Appointed Director was also appointed to the Board of Directors of the Corporation’s national banking association subsidiary, First Financial Bank N.A. (the “Bank”). It is anticipated that Michael A. Carty will be appointed to the Audit Committee of the Board of Directors of the Corporation. A determination has not yet been made with respect to the appointment of the other individuals to a committee of the Board of Directors.

As non-employee directors, Mr. McDonald, Mr. Carty, Mr. Shagley, and Mr. Blade will each receive compensation on the same basis as the current non-employee directors receive for their service on the Board of Directors of the Corporation (including for service on a committee thereof). As an employee of the Corporation, Mr. Lowery will not receive any compensation for his service on the Board of Directors.

There were no arrangements or understandings between Mr. McDonald, Mr. Carty, Mr. Shagley, Mr. Lowery, or Mr. Blade and any other person pursuant to which such persons were appointed as a director. There have been no transactions involving Mr. McDonald, Mr. Carty, or Mr. Blade that would require disclosure under Item 404(a) of Regulation S-K.

Norman D. Lowery is the Chief Operating Officer of the Corporation and the Bank and the son of Norman L. Lowery, the Chairman, President, and Chief Executive Officer of the Corporation and the Bank. The compensation received by Norman D. Lowery as a result of his employment by the Corporation and the Bank was previously reported in the proxy statement filed by the Corporation with the Securities and Exchange Commission on March 13, 2020. Richard J. Shagley II, the son of Richard J. Shagley ("Director Shagley"), is a partner in the law firm of Wright Shagley & Lowery, P.C. which has received approximately $227,000 in legal fees from the Corporation in 2019 and approximately $249,000 from the Corporation in 2020. Director Shagley, who is employed by Wright Shagley & Lowery, P.C., has not been a partner in Wright Shagley & Lowery, P.C. since 2012 and has no ownership interest in such firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

Dated November 24, 2020
/s/Rodger A. McHargue
Rodger A. McHargue
Secretary/Treasurer and Chief Financial Officer